UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2004

MISSISSIPPI CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Mississippi	001-12217	64-0292638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3622 Highway 49 East Yazoo City, Mississippi	39194
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (662) 746-4131

Not Applicable

(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets

As previously announced on March 2, 2004, in the press release attached hereto as Exhibit 99.1, Mississippi Chemical Corporation (the “Company”), through two wholly owned subsidiaries, completed the disposition of substantially all of such subsidiaries’ assets to two subsidiaries of Intrepid Mining LLC, a Denver, Colorado, based natural resources company (“Buyer”), pursuant to that certain Asset Purchase Agreement, dated as of November 26, 2003, attached hereto as Exhibit 2.1 and incorporated herein by reference (the “Disposition”). The Buyer is not affiliated with the Company. The closing purchase price was $27,397,944.91 in cash subject to post-closing adjustment. The purchase price consisted of $20,000,000 for the operating assets, plus 96% of receivables, plus inventory at various price levels, plus certain prorated amounts, minus accounts payable. At closing, the Company deposited the following amounts of the closing purchase price in escrow accounts in the event such funds are due to Buyer: (i) $300,000.00 to be applied against any post-closing adjustment that may be required of the Company, and (ii) $500,000.00 to be applied against the Company’s indemnity obligations under the Asset Purchase Agreement should payment be required.

The Asset Purchase Agreement was the result of an arm’s length negotiation pursuant to which the Buyer served as a stalking horse bidder. The Disposition was approved by the final sale order of the U.S. Bankruptcy Court for the Southern District of Mississippi on February 12, 2004. The Disposition included, among other things, the sale of the Company’s potash mining and refining facilities in Lea County and Eddy County, New Mexico and related equipment, inventory, receivables, and real estate and mining leases. The Buyer assumed certain liabilities as described in Section 2.2 of the Asset Purchase Agreement. As a result, the Company is no longer a miner, refiner, or distributor of potash products.

Item 5.	Other Events and Regulation FD Disclosure.

On November 19, 2003, the Company requested confidential treatment pursuant to Rule 24b-2 promulgated by the Securities and Exchange Commission of certain provisions in the Revised First Amendment to Post-Petition Credit Agreement and Waiver among the Company, as debtor and debtor-in-possession, the lenders party thereto, and Harris Trust and Savings Bank, as Administrative Agent, dated as of October 2, 2003 (the “Credit Facility Amendment”). The Company sought confidential treatment of certain portions of the Credit Facility Amendment regarding the Company’s obligation to complete specified liquidity events. A redacted version of the Credit Facility Amendment was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. Because the Company has satisfied the liquidity requirements set forth in the Credit Facility Amendment, confidential treatment for such provisions is no longer necessary. As a result, the Company has withdrawn its confidential treatment request, and the complete form of the Credit Facility Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.	Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company’s financial statements for the period ended December 31, 2003, included in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 17, 2004, reflect the potash segment of the Company as discontinued operations. Therefore, pro forma financial information is not included in this current report on Form 8-K.

(c) Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of November 26, 2003, among Mississippi Potash, Inc., and Eddy Potash, Inc., as Debtors-in-Possession and Sellers, and Intrepid Mining NM LLC, and HB Potash LLC, as Buyers.

2.2	First Amendment to Asset Purchase Agreement, Acknowledgement and Waiver, dated as of March 1, 2004, among Mississippi Potash, Inc., Eddy Potash, Inc., Intrepid Mining NM LLC, and HB Potash, LLC.

10.1	Revised First Amendment to Post-Petition Credit Agreement and Waiver, dated as of October 2, 2003, among the Company and each of its subsidiaries executing said Agreement, the several banks and other financial institutions or entities from time to time parties to said Agreement, and Harris Trust and Savings Bank, individually and as Agent for the Lenders.

10.2	Amendment to Post-Petition Credit Agreement, dated as of January 23, 2004, among the Company, the Investors, and the Guarantors party thereto.

10.3	Second Amendment to Post-Petition Credit Agreement, dated as of March 1, 2004, among Mississippi Chemical Corporation and the lenders parties to that certain Post-Petition Credit Agreement, dated as of May 16, 2003, listed as signatories to the Amendment.

99.1	Press Release dated March 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MISSISSIPPI CHEMICAL CORPORATION

By:	/s/ Timothy A. Dawson

Name:	Timothy A. Dawson
Title:	Senior Vice President and Chief Financial Officer

Date: March 12, 2004

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of November 26, 2003, among Mississippi Potash, Inc., and Eddy Potash, Inc., as Debtors-in-Possession and Sellers, and Intrepid Mining NM LLC, and HB Potash LLC, as Buyers.

2.2	First Amendment to Asset Purchase Agreement, Acknowledgement and Waiver, dated as of March 1, 2004, among Mississippi Potash, Inc., Eddy Potash, Inc., Intrepid Mining NM LLC, and HB Potash, LLC.

10.1	Revised First Amendment to Post-Petition Credit Agreement and Waiver, dated as of October 2, 2003, among the Company and each of its subsidiaries executing said Agreement, the several banks and other financial institutions or entities from time to time parties to said Agreement, and Harris Trust and Savings Bank, individually and as Agent for the Lenders.

10.2	Amendment to Post-Petition Credit Agreement, dated as of January 23, 2004, among the Company, the Investors, and the Guarantors party thereto.

10.3	Second Amendment to Post-Petition Credit Agreement, dated as of March 1, 2004, among Mississippi Chemical Corporation and the lenders parties to that certain Post-Petition Credit Agreement, dated as of May 16, 2003, listed as signatories to the Amendment.

99.1	Press Release dated March 1, 2004.